Corrected
Exhibit A

Schedule of Advances

Date	Amount of Advance
October 7, 2005	$ 400,000.00
November 4, 2005	700,000.00
January 24, 2006	250,000.00
February 2, 2006	625,000.00
February 8, 2006	750,000.00
February 22, 2006	865,000.00
March 8, 2006	1,015,000.00
March 22, 2006	766,834.56
March 23, 2006	123,165.44
April 12, 2006	415,000.00
May 4, 2006	940,000.00
May 23, 2006	835,000.00
June 21,2006	655,000.00
July 3, 2006	660,000.00
July 26, 2006	600,000.00
August 14, 2006	675,000.00
August 28, 2006	530,000.00
September 29, 2006*	(2,800,000.00)
October 2, 2006	965,000.00

Total	$ 8,970,000.00

________________

*To reflect the conversion of $2,800,000 of the previous advances to equity in Beard Pinnacle, LLC.

/s/ HMJ

(Exhibit A as amended effective October 2, 2006)	(Initials)